Exhibit (a)(1)(iv)

Forms of Notice of Withdrawal of Tender

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

INNOVATION ACCESS FUND

Tendered Pursuant to the Offer to Purchase
Dated October 27, 2026

THE OFFER RIGHT WILL EXPIRE AT

THE END OF THE DAY ON NOVEMBER 25, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME,

UNLESS THE OFFER IS EXTENDED,

AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY YOUR FINANCIAL ADVISOR BY,

the end of the day on December 7, 2026,

at 12:00 midnight, Eastern Time,

UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal and return to your financial advisor.

Tender Withdrawal Letter Page 1 of 2

INNOVATION ACCESS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interests in Innovation Access Fund (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                    .

Such tender was in the amount of:

☐       All of the undersigned’s shares of beneficial interests.

☐       A portion of the undersigned’s shares of beneficial interests expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Your signature(s) above must correspond exactly with the name(s) in which the shares are registered.

Tender Withdrawal Letter Page 2 of 2